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                               BEMIS COMPANY, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

                                    Article I

                                     GENERAL

     Sec. 1.1 NAME OF PLAN. The name of the plan set forth herein is "Bemis Company, Inc. Supplemental Retirement Plan." It is sometimes referred to herein as the "Plan".

     Sec. 1.2 PURPOSE. The Plan has been established for the following purposes:

          (a) To provide the additional benefits which would have been provided under the Bemis Retirement Plan (hereinafter referred to as the "Retirement Plan") but for the limitations imposed by Section 415 of the Internal Revenue Code (the "Code") and/or Retirement Plan Sec. 8.12 or any successor to either of said sections. By providing such benefits, the Plan is an "excess benefit plan" under Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA").

          (b) To provide benefits which would have been payable under the Retirement Plan but for the $200,000 annual limit on covered compensation imposed by Code section 401(a)(17). By providing such benefits, the Plan provides deferred compensation for a select group of management or highly compensated employees and therefore is exempt from most requirements of ERISA.

          (c) To provide benefits which would have been payable under the Retirement Plan but for an election or elections by an individual employee to defer compensation into a later year or years. By providing such benefits, the Plan provides deferred compensation for a select group of management or highly compensated employees and therefore is exempt from most requirements of ERISA.

     Sec. 1.3 DEFINITIONS. Unless otherwise specified herein, capitalized terms used herein shall have the meanings specified in the Retirement Plan as amended from time to time.

     Sec. 1.4 PARTICIPATING EMPLOYERS. Each employer which is a Participating Employer under the Retirement Plan is also a Participating Employer under this Plan, except that Morgan Adhesives Company sponsors a separate Supplemental Retirement Plan and therefore is not a Participating Employer under this Plan.

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                                   Article II

                                    BENEFITS

     Sec. 2.1 ELIGIBILITY TO RECEIVE A BENEFIT. If a person's Termination of Employment occurs under circumstances that a benefit is payable under the Retirement Plan to him or his surviving spouse, contingent annuitant, or beneficiary, a benefit shall also be payable under this Plan if the benefit under the Retirement Plan is limited for one or more of the reasons listed in Sec. 1.2(a), (b), and (c). Each employee or former employee eligible to receive a benefit under the Plan is a "Participant" in the Plan.

     Sec. 2.2 AMOUNT PAYABLE. The benefit payable with respect to a Participant shall be paid in a single sum promptly after the date his pension commences under the Retirement Plan, subject to the following:

               (a) Said benefit shall be in an amount equal to the Actuarial Equivalent of the Participant's "Supplemental Pension" as defined in subsection (c).

               (b) Actuarial Equivalents under this Plan shall be determined under the actuarial assumptions the Retirement Plan uses to convert monthly benefits to single sums.

               (c) The "Supplemental Pension" of a Participant for purposes of determining the single sum amount payable under this Plan is a monthly pension for each month a pension is payable to the Participant or to his surviving spouse, contingent annuitant, or beneficiary under the Retirement Plan in a monthly amount equal to the amount, if any, by which (1) exceeds (2):

                    (1) The monthly amount which would have been payable to the Participant or his surviving spouse, contingent annuitant, or beneficiary under the Retirement Plan for that month if:

                         (A) The limitations imposed by Code section 415 and/or Retirement Plan Sec. 8.12 or any successor to either of said sections were not applicable.

                         (B) The $200,000 limit referred to in Sec. 1.2(b) were not applicable.

                         (C) The Participant had received all compensation when it was first available for payment, and he had not elected to

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                              defer payment of any portion of his compensation
                              to a later year.

                         Said monthly amount shall be calculated under the settlement option or form of payment under which benefits are being paid by the Retirement Plan.

                    (2) The monthly amount actually payable under the Retirement Plan to the Participant or his surviving spouse, contingent annuitant or beneficiary for that month under the settlement option or form of payment under which benefits are paid.

               (d) If the Participant's death occurs prior to the date his monthly pension begins under the Retirement Plan, and death benefits are payable under the Retirement Plan to his surviving spouse, contingent annuitant, or beneficiary, the monthly amount of the Supplemental Pension shall be determined by reference to the benefits payable to said person rather than by reference to the pension the Participant would have received had he lived.

     Sec. 2.3 TO WHOM PAYABLE. If the Participant is alive on the commencement date of his pension under the Retirement Plan:

               (a) The single sum amount shall be the Actuarial Equivalent of the entire Supplemental Pension with respect to him including both benefits payable during his lifetime and benefits payable after his death.

               (b) Said single sum amount will be paid in full to the Participant and no portion thereof will be payable to his spouse, contingent annuitant, or other beneficiary.

If the Participant dies prior to the date his pension under the Retirement Plan commences, and a benefit is payable with respect to him under the Retirement Plan to his surviving spouse, contingent annuitant, or beneficiary, the benefits under this Plan shall be paid to said person.

     Sec. 2.5    INDIVIDUAL AGREEMENTS.  Benefits provided by this Plan may be evidenced by individual employment agreements between the Company and individuals who are or may become eligible for such benefits. Benefits provided by the Plan will be paid to an individual regardless of whether those benefits are evidenced by an individual employment agreement. Any such individual agreement may provide for additional benefits over and above those provided by this Plan.

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                                   Article III

                            AMENDMENT OR TERMINATION

     Sec. 3.1       AMENDMENT.  The Company, by action of the Board, may amend the Plan from time to time.

     Sec. 3.2       TERMINATION.  The Company, by action of the Board, may
terminate the Plan.

     Sec. 3.3       PRESERVATION OF BENEFITS.  Notwithstanding any provisions of
Sec. 3.1 or Sec. 3.2 to the contrary:

          (a) No amendment or termination of the Plan under said sections shall have the effect of reducing a Participant's aggregate benefit under this Plan and the Bemis Retirement Plan to less than the amount which would have been payable to him if the amendment or termination had not occurred, said amount to be based solely on his compensation and service prior to the effective date of the amendment or termination.

          (b) If an Event occurs, the Company may not take action after said Event to curtail benefits hereunder with respect to persons who were employees of the Company or its Affiliates immediately prior to the Event. An "Event" shall be deemed to have occurred if
               (1) a majority of the Board shall be persons other than persons
               (A) for whose election proxies shall have been solicited by the Board or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not removal) or to fill newly-created directorships; or (2) a majority of the voting stock of the Company or all or substantially all of the assets of the Company are acquired or held by any person (other than a subsidiary of the Company) or group of persons, acting in concert, which does not include the Participant, whether by acquisition of assets, merger, consolidation, tender or exchange offer for shares, or otherwise; or (3) the Company is merged into or consolidated with another corporation (other than a subsidiary of the Company) unless a majority of the voting stock of the surviving corporation is, immediately following the merger or consolidation, held by the Participant (or a group of persons, including the Participant, acting in concert).

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